EXHIBIT 23A

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 33-52405) pertaining to the Bassett Furniture Industries, Incorporated 1993 Long Term Incentive Plan,

(2)	Registration Statement (Form S-8 No. 33-52407) pertaining to the Bassett Furniture Industries, Incorporated 1993 Stock Plan for Non-Employee Directors,

(3)	Registration Statement (Form S-8 No. 333-60327) pertaining to the Bassett Furniture Industries, Incorporated 1997 Employee Stock Plan, and

(4)	Registration Statement (Form S-8 No. 333-43188) pertaining to the Bassett Furniture Industries, Incorporated 2000 Qualified Employee Stock Purchase Plan, the Bassett Furniture Industries, Incorporated 1997 Employee Stock Plan, and the Bassett Furniture Industries, Incorporated 1993 Stock Plan for Non-Employee Directors

of our reports dated February 12, 2009, with respect to the consolidated financial statements and schedule of Bassett Furniture Industries, Incorporated and the effectiveness of internal control over financial reporting of Bassett Furniture Industries, Incorporated, included in this Annual Report (Form 10-K) for the year ended November 29, 2008.

/s/ Ernst & Young LLP

Greensboro, North Carolina

February 12, 2009